                                                                     Exhibit 4.8




                      KMBC HEARST-ARGYLE TELEVISION, INC.,
                      WBAL HEARST-ARGYLE TELEVISION, INC.,
                      WCVB HEARST-ARGYLE TELEVISION, INC.,
                      WISN HEARST-ARGYLE TELEVISION, INC.,

                                       AND

                      WTAE HEARST-ARGYLE TELEVISION, INC.,

                            AS ADDITIONAL GUARANTORS,


                                       AND


               UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE



                            -----------------------



                          SECOND SUPPLEMENTAL INDENTURE



                           DATED AS OF AUGUST 29, 1997



                            -----------------------



                                  $150,000,000

                    9-3/4% SENIOR SUBORDINATED NOTES DUE 2005

            THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 29, 1997, is between KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC. and WTAE HEARST-ARGYLE TELEVISION, INC., each a corporation duly organized and existing under the laws of the state of Nevada (collectively, the "Additional Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York bank and trust company, as trustee (the "Trustee").

                                    RECITALS

            Argyle Television, Inc. (a Delaware corporation now named Hearst-Argyle Television, Inc., "Company"), WZZM Argyle Television, Inc., WNAC Argyle Television, Inc., WAPT Argyle Television, Inc., KITV Argyle Television, Inc., WGRZ Argyle Television, Inc., Grand Rapids Argyle Television, Inc., Providence Argyle Television, Inc., Jackson Argyle Television, Inc., Hawaii Argyle Television, Inc. and Buffalo Argyle Television, Inc. (as the names of each of them have now been changed by the insertion of "Hearst-" preceding the word "Argyle," the "Original Guarantors"), and the Trustee entered into an indenture dated as of October 27, 1995 (the "Indenture") providing for the issuance by the Company of $150 million principal amount of its 9-3/4% Senior Subordinated Notes (the "Securities") as provided in the Indenture.

            Section 1014 of the Indenture requires the Company to cause each Restricted Subsidiary (as defined in the Indenture), promptly upon becoming a Restricted Subsidiary, to execute a supplemental indenture to the Indenture providing for a Guarantee (as defined in the Indenture) on the same terms as the Guarantee of the Original Guarantors of the Securities.

            The Indenture was supplemented by that certain First Supplemental Indenture dated as of June 1, 1996, wherein two additional Restricted Subsidiaries, being KHBS Argyle Television, Inc. (now named KHBS Hearst-Argyle Television, Inc.) and Arkansas Argyle Television, Inc. (now named Arkansas Hearst-Argyle Television, Inc.) executed a Guarantee and became Guarantors.

            In January 1997, WGRZ Argyle Television, Inc., Grand Rapids Argyle Television, Inc., and Buffalo Argyle Television, Inc. merged with and into WZZM Argyle Television, Inc., which was then renamed Ohio/Oklahoma Argyle Television, Inc. and is now named Ohio/Oklahoma Hearst-Argyle Television, Inc.

            On or about the date hereof, Providence Argyle Television, Inc. has merged with and into WNAC Argyle Television, Inc., with the surviving corporation being renamed Hearst-Argyle Television Stations, Inc.

            The Additional Guarantors have become Restricted Subsidiaries.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

            Section 101. Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals of this Supplemental Indenture shall have the meanings therein specified; and terms defined in the Indenture and not defined herein shall have the same meanings herein as set forth in the Indenture.

                                   ARTICLE TWO

                      ASSUMPTION OF CERTAIN OBLIGATIONS BY
                            THE ADDITIONAL GUARANTORS

            Section 201. Additional Guarantors' Representations and Warranties. Each Additional Guarantor hereby represents and warrants to the Trustee and to the Holders of the Securities as follows:

                  (a) such Additional Guarantor is a corporation duly organized and existing under the laws of the State of Nevada.

                  (b) such Additional Guarantor is a wholly-owned direct subsidiary of the Company.

            Section 202. Assumption of Certain Obligations. Pursuant to Section 1014 of the Indenture, each Additional Guarantor expressly agrees to become a "Guarantor" for all purposes of the Indenture. Without limiting the foregoing, each Additional Guarantor, in accordance with Article Thirteen of the Indenture, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors, to the Trustee and the Holders, as if the Additional Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Section 202 shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Section 202).


SECOND SUPPLEMENTAL INDENTURE - Page 2
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                                  ARTICLE THREE

                                  MISCELLANEOUS

            Section 301. Effect of Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

            Section 302. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; such counterparts shall together constitute but one and the same instrument.

            Section 303. Effectiveness. This Supplemental Indenture shall be effective as of the opening of business on the day and year first above written.

            Section 304. Recitals. The recitals contained herein shall be taken as the statements of the Additional Guarantors. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture.

            Section 305. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                     KMBC HEARST-ARGYLE TELEVISION, INC.
                                     WBAL HEARST-ARGYLE TELEVISION, INC.
                                     WCVB HEARST-ARGYLE TELEVISION, INC.
                                     WISN HEARST-ARGYLE TELEVISION, INC.
                                     WTAE HEARST-ARGYLE TELEVISION, INC.
                                       Each a Nevada corporation


                                     All By: /s/ Harry T. Hawks
                                             --------------------------------
                                                 Name:  Harry T. Hawks
                                                 Title: Senior Vice President

Attest:/s/ Dean H. Blythe
       --------------------------
            Name:  Dean H. Blythe
            Title:  Secretary


SECOND SUPPLEMENTAL INDENTURE - Page 3
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                                        UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Trustee


                                        By: /s/ John C. Stohlmann
                                            ----------------------------------
                                                    Name:  John C. Stolhmann
                                                    Title:  Authorized Officer

Attest:  /s/ Bill Barber
         --------------------
            Name: Bill Barber
            Title:


SECOND SUPPLEMENTAL INDENTURE - Page 4
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STATE OF New York       )
                        )
COUNTY OF New york      )

            This instrument was acknowledged before me on August 29, 1997 by Harry T. Hawks, Senior Vice President of each of KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC., and WTAE HEARST-ARGYLE TELEVISION, INC., each a Nevada corporation, on behalf of each said corporation. Given under my hand and official seal this 29th day of August, 1997.



                                        /s/ Hagar Riley
                                        ---------------
                                        Signature


                                        Notary in and for the State of New York.






STATE OF New York       )
                        )
COUNTY OF New York      )

            This instrument was acknowledged before me on August 29, 1997 by Dean H. Blythe, Secretary of each of KMBC HEARST-ARGYLE TELEVISION, INC., WBAL HEARST-ARGYLE TELEVISION, INC., WCVB HEARST-ARGYLE TELEVISION, INC., WISN HEARST-ARGYLE TELEVISION, INC., and WTAE HEARST-ARGYLE TELEVISION, INC., each a Nevada corporation, on behalf of each said corporation. Given under my hand and official seal this 29th day of August, 1997.



                                        /s/ Hagar Riley
                                        ---------------
                                        Signature


                                        Notary in and for the State of New York.


SECOND SUPPLEMENTAL INDENTURE - Page 5
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STATE OF Texas          )
                        )
COUNTY OF Dallas        )

            This instrument was acknowledged before me on August 28, 1997 by John C. Stohlmann, Authorized Officer of UNITED STATES TRUST COMPANY OF NEW YORK, a New York bank and trust company, and on behalf of said bank and trust company. Given under my hand and official seal this 28th day of August, 1997.



                                           /s/ Patricia A Robles
                                           ---------------------
                                           Signature

                                           Notary in and for the State of Texas.


SECOND SUPPLEMENTAL INDENTURE - Page 6